NINTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This eighth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021 by and between Listed Funds Trust (“Trust”) and Foreside Fund Services, LLC (together, the “Parties”) is effective as of February 6, 2024.

WHEREAS, the Parties desire to amend the Agreement to reflect an updated funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

1.Exhibit A of the Agreement is hereby deleted and replaced in its entirety by the Exhibit A attached hereto.

1.Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

1.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

LISTED FUNDS TRUST	FORESIDE FUND SERVICES, LLC

By: /s/ Gregory C. Bakken	By: /s/ Teresa Cowan
Name: Gregory C. Bakken	Name: Teresa Cowan
Title: President	Title: President
Date: 2/7/2024	Date: 2.7.24

Exhibit A
As of February 6, 2024

Roundhill Video Games ETF
Overlay Shares Large Cap Equity ETF
Overlay Shares Small Cap Equity ETF
Overlay Shares Foreign Equity ETF
Overlay Shares Core Bond ETF
Overlay Shares Municipal Bond ETF
TrueShares Technology, AI & Deep Learning ETF
Roundhill Sports Betting & iGaming ETF
TrueShares Structured Outcome July ETF
TrueShares Structured Outcome August ETF
TrueShares Structured Outcome September ETF
TrueShares Structured Outcome October ETF
TrueShares Structured Outcome November ETF
TrueShares Structured Outcome December ETF
TrueShares Structured Outcome January ETF
TrueShares Structured Outcome February ETF
TrueShares Structured Outcome March ETF
TrueShares Structured Outcome April ETF
TrueShares Structured Outcome May ETF
TrueShares Structured Outcome June ETF
Horizon Kinetics Inflation Beneficiaries ETF
Overlay Shares Hedged Large Cap Equity ETF
Overlay Shares Short-Term Bond ETF
Swan Hedged Equity US Large Cap ETF
TrueShares Low Volatility Equity Income ETF
Roundhill Ball Metaverse ETF
Alexis Practical Tactical ETF
Spear Alpha ETF
Roundhill Cannabis ETF
RiverNorth Patriot ETF
Preferred-Plus ETF
Dividend Performers ETF
STF Tactical Growth & Income ETF
STF Tactical Growth ETF
Teucrium Agricultural Strategy No K-1 ETF
RiverNorth Enhanced Pre-Merger SPAC ETF
Horizon Kinetics Blockchain Development ETF
Horizon Kinetics Medical ETF
Horizon Kinetics SPAC Active ETF
Horizon Kinetics Energy and Remediation ETF
TrueShares Eagle Global Renewable Energy Income ETF
Teucrium AiLA Long-Short Agriculture Strategy ETF
Teucrium AiLA Long-Short Base Metals Strategy ETF
Roundhill Magnificent Seven ETF
Roundhill S&P Global Luxury ETF

Roundhill Alerian LNG ETF
RiverNorth Core Opportunity ETF
Opportunistic Trader ETF